As filed with the Securities and Exchange Commission on February 29, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AKILI, INC.

(Exact name of registrant as specified in its charter)

Delaware	92-3654772
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

71 Commercial Street, Mailbox 312 Boston, MA	02109
(Address of Principal Executive Offices)	(Zip Code)

Akili, Inc. 2022 Stock Option and Incentive Plan

(Full title of the plans)

Matthew Franklin

President and Chief Executive Officer

Akili, Inc.

71 Commercial Street, Mailbox 312

Boston, MA 02109

(Name and address of agent for service)

(617) 313-8853

(Telephone number, including area code, of agent for service)

Copies to:

Sarah Ashfaq, Esq.

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

(212) 813-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed for the purposes of registering an additional 3,470,381 shares of common stock, par value $0.0001 per share (the “common stock”), of Akili, Inc. (the “Registrant”) that may be issued pursuant to the Akili, Inc. 2022 Stock Option and Incentive Plan (the “2022 Plan”). The number of shares of common stock reserved and available for issuance under the 2022 Plan is subject to an automatic annual increase on each January 1 by (i) the excess (if any) of (A) five percent (5%) of the number of shares of common stock issued and outstanding on the immediately preceding December 31 (excluding any shares reserved for issuance under equity-based plans of the Company) over (B) the number of shares of common stock then reserved for issuance under the 2022 Plan as of such date or (ii) such lesser number of shares as determined by our plan administrator. Accordingly, on January 1, 2024, the number of shares of common stock reserved and available for issuance under the 2022 Plan increased by 3,470,381. This Registration Statement registers these additional 3,470,381 shares of common stock. The additional shares are of the same class as other securities relating to the 2022 Plan, for which the Registrant’s registration statement filed on Form S-8 (File No. 333-268033) on October 27, 2022 is effective. The information contained in the Registrant’s registration statement on Form S-8 (File No. 333-268033) is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Incorporation of Akili, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 23, 2022).

4.2	By-Laws of Akili, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on August 23, 2022).

4.3	Specimen Common Stock Certificate of Akili, Inc. (incorporated by reference to Exhibit 4.2 to Akili, Inc.’s Amendment No. 3 to the Registration Statement on Form S-4 filed on June 10, 2022).

4.4	Amended and Restated Registration Rights Agreement, dated as of August 19, 2022, by and among Akili, Inc., SCS Sponsor I LLC, certain stockholders of Akili Interactive Labs, Inc., as set forth on Schedule 1 thereto and the other parties thereto (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on August 23, 2022).

4.5	Form of Subscription Agreement, by and between the Registrant and the undersigned insider subscriber party thereto (incorporated by reference to Exhibit 10.26 to Akili, Inc.’s Amendment No. 2 to the Registration Statement on Form S-4 filed on May 12, 2022).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	Akili, Inc. 2022 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K, filed on August 23, 2022 (File No. 001-40558)).

99.2	Form of Incentive Stock Option Agreement under the Akili, Inc. 2022 Stock Option and Incentive Plan (incorporated by reference to Exhibits 99.4 to the Registrant’s Registration Statement on Form S-8 filed on October 27, 2022).

99.3	Form of Restricted Stock Award Agreement under the Akili, Inc. 2022 Stock Option and Incentive Plan (incorporated by reference to Exhibits 99.5 to the Registrant’s Registration Statement on Form S-8 filed on October 27, 2022).

99.4	Form of Restricted Stock Unit Award Agreement for Company Employees under the Akili, Inc. 2022 Stock Option and Incentive Plan (incorporated by reference to Exhibits 99.6 to the Registrant’s Registration Statement on Form S-8 filed on October 27, 2022).

99.5	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors under the Akili, Inc. 2022 Stock Option and Incentive Plan (incorporated by reference to Exhibits 99.7 to the Registrant’s Registration Statement on Form S-8 filed on October 27, 2022).

99.6	Form of Non-Qualified Stock Option Agreement for Company Employees under the Akili, Inc. 2022 Stock Option and Incentive Plan (incorporated by reference to Exhibits 99.8 to the Registrant’s Registration Statement on Form S-8 filed on October 27, 2022).

99.7	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors under the Akili, Inc. 2022 Stock Option and Incentive Plan (incorporated by reference to Exhibits 99.9 to the Registrant’s Registration Statement on Form S-8 filed on October 27, 2022).

99.8	Form of Restricted Stock Unit Award Agreement for Company Employees under the Akili, Inc. 2022 Stock Option and Incentive Plan (Earnout RSUs) (incorporated by reference to Exhibits 99.10 to the Registrant’s Registration Statement on Form S-8 filed on October 27, 2022).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 29th day of February, 2024.

AKILI, INC.

By:	/s/ Matthew Franklin
Name: Matthew Franklin Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Matthew Franklin as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities and on the date indicated below.

Signature	Title	Date

/s/ Matthew Franklin Matthew Franklin	President, Chief Executive Officer and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)	February 29, 2024

/s/ W. Edward Martucci II, Ph.D. W. Edward Martucci II, Ph.D.	Chairman and Director	February 29, 2024

/s/ Adam Gazzaley, M.D., Ph.D. Adam Gazzaley, M.D., Ph.D.	Director	February 29, 2024

/s/ Mary Hentges Mary Hentges	Director	February 29, 2024

/s/ William “BJ” Jones, Jr. William “BJ” Jones, Jr.	Director	February 29, 2024

/s/ Christine Lemke Christine Lemke	Director	February 29, 2024

/s/ John Spinale John Spinale	Director	February 29, 2024